Exhibit 10.1

LETTER AGREEMENT

October 28, 2005

Mr. Ron Hietala
Triangle USA Petroleum Corporation
Suite 1110, 521 - 3 Avenue SW
Calgary, Alberta T2P 3T3

Dear Ron,

The following is a summary table demonstrating the terms and conditions related to our deal to jointly develop certain oil & gas properties from the Hunter Energy LLC portfolio.

Triangle USA Petroleum Corporation commits to the purchase of 25% Working Interest positions in three prospects located as follows:

Price:

Prospect	Acquisition Fee	Land Purchase AFE	Discovery Well AFE	Provisional Total
Colorado	666,668		660,000	1,326,668
Wyoming	666,666	178,000	705,000	1,549,666
Montana	666,666	196,667	752,667	1,616,000
Total	2,000,000	374,667	2,117,667	4,492,334

Payment:

US$1,000,000 prior to Nov. 4th 2005 (subject to finalizing standard agreements).
US$1,000,000 prior to Nov 30th 2005

Carried Interest:

In addition to Triangle’s 25% share of the cost of the first well, Triangle will carry a proportional share of Hunter Energy cost of the drilling and completion of the first well to the tanks, being equal to 8.333% for a total share of the costs of the first well of 33.333%.

Back - In Right:

Hunter shall have the right to back-in for an additional 25% interest after Triangle has recouped all of its costs in the Prospect, i.e, at Prospect Payout. Prospect Payout being defined in this case as after the recoupment of all of Triangle’s costs, including the Acquisition cost, additional land, drilling and completion expenses on a prospect by prospect basis provided that in no case would Hunter have the right to back-in prior to Triangle recovering its initial $2 mm initial acquisition cost for all three prospects.

Additional Terms:

All other terms to be agreed between the parties using Hunter Energy’s standard Exploration and Joint Operating Agreements.

Sincerely

/s/ ALAN C. O’HARE
Alan C. O’Hare
President
Hunter Energy LLC

Please sign below to confirm this letter agreement’s validity:

/s/ RON HIETALA
Ron Hietala
President
Triangle USA Petroleum Corporation

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